Exhibit 99.1

TransDigm Group Reports Fiscal 2016 Third Quarter Results

Cleveland, Ohio, August 9, 2016/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the third quarter ended July 2, 2016.

Highlights for the third quarter include:

•	Net sales of $797.7 million, up 15.4% from $691.4 million;

•	Net income of $140.6 million, up 41.9% from $99.1 million;

•	Earnings per share of $2.52, up 44.0% from $1.75;

•	EBITDA As Defined of $383.9 million, up 22.7% from $312.9 million;

•	Adjusted earnings per share of $3.09, up 36.7% from $2.26; and

•	Upward revision to fiscal 2016 financial guidance.

Net sales for the quarter rose 15.4%, or $106.3 million, to $797.7 million from $691.4 million in the comparable quarter a year ago. Organic net sales growth was 8.3%.

Net income for the quarter rose 41.9% to $140.6 million, or $2.52 per share, compared to $99.1 million, or $1.75 per share, in the comparable quarter a year ago. The increase in net income primarily reflects the growth in net sales described above and improvements to our operating margin resulting from the strength of our proprietary products and continued productivity efforts. Lower interest expense and refinancing costs as a percentage of net sales also contributed to the increase in net income as a percentage of net sales.

Adjusted net income for the quarter rose 34.5% to $172.2 million, or $3.09 per share, from $128.1 million, or $2.26 per share, in the comparable quarter a year ago.

EBITDA for the quarter increased 26.5% to $344.6 million from $272.5 million for the comparable quarter a year ago. EBITDA As Defined for the period increased 22.7% to $383.9 million compared with $312.9 million in the quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 48.1%.

"We are pleased with our operating results for both the fiscal third quarter and year-to-date periods," stated W. Nicholas Howley, TransDigm Group's Chairman and Chief Executive Officer. "We are encouraged to see continuing improvement in the commercial aftermarket. Our commercial transport aerospace businesses continue to grow nicely in both the OEM and aftermarket, slightly offset by weakness in the smaller business jet, helicopter and freighter markets. The defense picture is still mixed with sales up but bookings down in the quarter, and our year-to-date defense sales are slightly lower than we anticipated at the beginning of the year. Our strong third quarter EBITDA as Defined margin of 48.1% continues to reflect the strength of our proprietary products and our continued focus on intrinsic value creation."

As previously reported, on June 23, 2016, TransDigm completed the acquisition of ILC Holdings Inc., the parent company of Data Device Corporation ("DDC") from Behrman Capital for a total purchase price of $1.0 billion in cash. DDC is a leading supplier of databus and power controls and related products that are used primarily in military avionics, commercial aerospace and space applications.

Also during the quarter, TransDigm successfully completed an offering of additional term loans of $950 million maturing in 2023 at a current rate of 3.75% (the "Tranche F Term Loans"), converted $790 million of existing tranche C term loans into Tranche F Term Loans, successfully completed a private offering of $950 million of 6.375% senior subordinated notes due 2026 and increased commitments on its revolving credit facility to $600 million. The proceeds were used to fund the purchase price of the DDC acquisition and for general corporate purposes, including potential future acquisitions and dividends.

Year-to-Date Results

Net sales for the thirty-nine week period ended July 2, 2016 rose 21.0% to $2,296.2 million from $1,897.3 million in the comparable period last year. Organic net sales growth was 4.1%.

Net income for the thirty-nine week period ended July 2, 2016 increased 29.0% to $394.1 million, or $6.95 per share, compared with $305.5 million, or $5.34 per share, in the comparable period last year. The increase in net income primarily reflects the increase in net sales described above. Lower interest expense as a percentage of net sales also contributed to the increase in net income as a percentage of net sales.

Adjusted net income for the thirty-nine week period ended July 2, 2016 rose 31.9% to $461.2 million, or $8.20 per share, from $349.5 million, or $6.17 per share, in the comparable period a year ago.

EBITDA for the thirty-nine week period ended July 2, 2016 increased 21.9% to $988.2 million from $810.5 million for the comparable period a year ago. EBITDA As Defined for the period increased 23.1% to $1,071.9 million compared with $870.7 million in the comparable period a year ago. EBITDA As Defined as a percentage of net sales for the period was 46.7%.

During the thirty-nine week period ended July 2, 2016, TransDigm repurchased 1,015,387 shares of its common stock with a weighted-average price per share of $204.61 at an aggregate cost of approximately $208 million. As of July 2, 2016, the remaining amount of repurchases allowed under the $450 million stock repurchase program authorized by our Board of Directors on January 21, 2016 was approximately $341 million.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2016 Outlook
Mr. Howley continued, "We are updating the full year fiscal 2016 guidance primarily to reflect the recent acquisition of DDC, improved core performance to date, our expectations for the fiscal fourth quarter and the higher interest expense from our recent financing."

Assuming no additional acquisitions, the revised guidance is as follows:

•	Net sales are anticipated to be in the range of $3,170 million to $3,190 million compared with $2,707 million in fiscal 2015;

•	Net income is anticipated to be in the range of $573 million to $583 million compared with $447 million in fiscal 2015;

•	Earnings per share are expected to be in the range of $10.14 to $10.32 per share based upon weighted average shares outstanding of 56.2 million compared with $7.84 per share in fiscal 2015;

•	EBITDA As Defined is anticipated to be in the range of $1,483 million to $1,497 million compared with $1,234 million in fiscal 2015; and

•	Adjusted earnings per share are expected to be in the range of $11.21 to $11.39 per share compared with $9.01 per share in fiscal 2015.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on August 9, 2016, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 558-9538 and enter the pass code 55400661. International callers should dial (760) 666-3183 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (855) 859-2056 and entering the pass code 55400661. International callers should dial (404) 537-3406 and use the same pass code.

About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2016 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; cyber-security risks and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in costs that cannot be recovered in product pricing; risks associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 1
JULY 2, 2016 AND JUNE 27, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
NET SALES	$797,692	$691,395	$2,296,188	$1,897,323
COST OF SALES	354,177	331,940	1,052,444	875,078
GROSS PROFIT	443,515	359,455	1,243,744	1,022,245
SELLING AND ADMINISTRATIVE EXPENSES	94,244	81,849	271,511	223,354
AMORTIZATION OF INTANGIBLE ASSETS	18,629	13,910	53,474	37,966
INCOME FROM OPERATIONS	330,642	263,696	918,759	760,925
INTEREST EXPENSE - NET	120,812	106,796	344,083	305,623
REFINANCING COSTS	15,654	18,159	15,654	18,159
INCOME BEFORE INCOME TAXES	194,176	138,741	559,022	437,143
INCOME TAX PROVISION	53,579	39,629	164,896	131,604
NET INCOME	$140,597	$99,112	$394,126	$305,539
NET INCOME APPLICABLE TO COMMON STOCK	$140,597	$99,112	$391,126	$302,174
Net earnings per share:
Basic and diluted	$2.52	$1.75	$6.95	$5.34
Weighted-average shares outstanding:
Basic and diluted	55,832	56,608	56,263	56,605

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 2
JULY 2, 2016 AND JUNE 27, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Net income	$140,597	$99,112	$394,126	$305,539
Adjustments:
Depreciation and amortization expense	29,564	26,921	85,101	67,767
Interest expense - net	120,812	106,796	344,083	305,623
Income tax provision	53,579	39,629	164,896	131,604
EBITDA	344,552	272,458	988,206	810,533
Adjustments:
Acquisition-related expenses and adjustments (1)	9,849	12,271	34,696	19,288
Non-cash stock compensation expense (2)	11,371	9,841	33,819	23,435
Refinancing costs (3)	15,654	18,159	15,654	18,159
Other, net (4)	2,451	126	(480)	(763)
Gross Adjustments to EBITDA	39,325	40,397	83,689	60,119
EBITDA As Defined	$383,877	$312,855	$1,071,895	$870,652
EBITDA As Defined, Margin (5)	48.1%	45.2%	46.7%	45.9%

(1) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold: costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) For the periods ended July 2, 2016, represents debt issuance costs expensed in conjunction with the refinancing of our 2013 term loans in June 2016. For the periods ended June 27, 2015, represents debt issuance costs expensed in conjunction with the refinancing of our 2013 term loans in May 2015.

(4) Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets.

(5) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED				Table 3
JULY 2, 2016 AND JUNE 27, 2015
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	July 2, 2016	June 27, 2015	July 2, 2016	June 27, 2015
Reported Earnings Per Share
Net income	$140,597	$99,112	$394,126	$305,539
Less: dividends on participating securities	—	—	(3,000)	(3,365)
Net income applicable to common stock - basic and diluted	$140,597	$99,112	$391,126	$302,174
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	53,076	53,361	53,339	52,937
Vested options deemed participating securities	2,756	3,247	2,924	3,668
Total shares for basic and diluted earnings per share	55,832	56,608	56,263	56,605
Basic and diluted earnings per share	$2.52	$1.75	$6.95	$5.34
Adjusted Earnings Per Share
Net income	$140,597	$99,112	$394,126	$305,539
Gross adjustments to EBITDA	39,325	40,397	83,689	60,119
Purchase accounting backlog amortization	4,387	835	11,385	2,801
Tax adjustment	(12,061)	(12,257)	(28,044)	(18,942)
Adjusted net income	$172,248	$128,087	$461,156	$349,517
Adjusted diluted earnings per share under the two-class method	$3.09	$2.26	$8.20	$6.17
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share	$2.52	$1.75	$6.95	$5.34
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	—	—	0.05	0.06
Non-cash stock compensation expense	0.15	0.12	0.42	0.29
Acquisition-related expenses	0.18	0.16	0.58	0.27
Refinancing costs	0.20	0.23	0.20	0.22
Other, net	0.04	—	—	(0.01)
Adjusted earnings per share	$3.09	$2.26	$8.20	$6.17

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTY-NINE WEEK PERIODS ENDED
JULY 2, 2016 AND JUNE 27, 2015
(Amounts in thousands)
(Unaudited)
	Thirty-Nine Week Periods Ended
	July 2, 2016	June 27, 2015
Net cash provided by operating activities	$444,436	$373,427
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	62,724	6,766
Interest expense - net (1)	332,372	293,634
Income tax provision - current	160,407	127,720
Non-cash equity compensation (2)	(33,819)	(23,435)
Excess tax benefit from exercise of stock options	37,740	50,580
Refinancing costs (4)	(15,654)	(18,159)
EBITDA	988,206	810,533
Adjustments:
Acquisition-related expenses (3)	34,696	19,288
Non-cash stock compensation expense (2)	33,819	23,435
Refinancing costs (4)	15,654	18,159
Other, net (5)	(480)	(763)
EBITDA As Defined	$1,071,895	$870,652

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) For the periods ended July 2, 2016, represents debt issuance costs expensed in conjunction with the refinancing of our 2013 term loans in June 2016. For the periods ended June 27, 2015, represents debt issuance costs expensed in conjunction with the refinancing of our 2013 term loans in May 2015.

(5) Primarily represents foreign currency transaction gain or loss on intercompany loans to be settled and gain or loss on sale of fixed assets.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	July 2, 2016	September 30, 2015
Cash and cash equivalents	1,666,695	714,033
Trade accounts receivable - net	525,815	444,072
Inventories - net	706,069	591,401
Current portion of long-term debt, net of debt issuance costs and OID	52,630	43,427
Short-term borrowings-trade receivable securitization facility, net of debt issuance costs	199,973	199,792
Accounts payable	135,078	142,822
Accrued current liabilities	339,640	271,553
Long-term debt, net of debt issuance costs and OID	9,953,094	8,106,383
Total stockholders' deficit	(808,248)	(1,038,306)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT	Table 6
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2016
(Amounts in millions, except per share amounts)
(Unaudited)
Year Ended
September 30,
2016 (guidance
mid-point)
Net income	$578
Adjustments:
Depreciation and amortization expense	120
Interest expense - net	485
Income tax provision	193
EBITDA	1,376
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	53
Non-cash stock compensation expense (1)	45
Refinancing costs (1)	16
Gross Adjustments to EBITDA	114
EBITDA As Defined	$1,490
EBITDA As Defined, Margin (1)	46.9%

Earnings per share	$10.23
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	0.05
Non-cash stock compensation expense	0.57
Acquisition-related expenses and adjustments and other, net	0.88
Refinancing costs	0.20
Reduction in income tax provision net income per common share related to the adoption of new accounting standard	(0.63)
Adjusted earnings per share	$11.30

Weighted-average shares outstanding	56.2

(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.